COVANCE INC.

                              RESTRICTED STOCK PLAN

                           FOR NON-EMPLOYEE DIRECTORS

1. Purpose
   -------

   The Restricted Stock Plan for Non-Employee Directors (the "Plan") is to be a part of the compensation paid by Covance Inc. (the "Corporation") for service as a director to individuals who are not employees of (i) the Corporation,
   (ii) any subsidiary corporation of the Corporation within the meaning of
   Section 425 (f) of the Internal Revenue Code of 1986, as amended (the "Code") or of any successor section (a "Subsidiary") or (iii) any other entity in which he Corporation has at least one half of the ownership interest (such persons being referred to herein as "Non-Employee Directors". The Plan is intended to increase the proprietary interest of the Non-Employee Directors, as owners of additional shares of the common stock of the Corporation, in the Corporation's success and progress.

2. Administration
   --------------

   The Plan shall be administered by the Committee of the Board of Directors of the Corporation, which shall consist of at least three directors who together shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of the Plan. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the committee.

3. Eligibility
   -----------

   Any Director of Covance Inc. (the "Company") who is not an officer or employee of the Company or a subsidiary thereof is eligible to participate in the Plan.


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4. Restricted Stock
   ----------------

   The stock subject to grant under the Plan shall be limited to shares of the Corporation's Common Stock, from the authorized and unissued Covance Board approved pool of 105,000 of Covance Inc. Common Stock.

5. Recapitalization
   ----------------

   The number of units in the participant's market value account shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company, or any distribution or spin-off of assets (other than cash) to the stockholders of the Company.

6. Terms of Grant
   --------------

   a) Issuance - Each individual upon becoming a Non-Employee Director, and eligible to participate in the Plan pursuant to Section 3 hereof, shall be issued by the Corporation one or more certificates representing in the aggregate Two Thousand (2,000) shares of the Common Stock of the Corporation, which shares shall be issued and subject to the provisions of the Plan. Each individual shall be issued by the Corporation one or more certificates representing in aggregate two hundred (200) shares of the Common Stock of the Corporation per year of service.

   b) Restrictions on Transfer - All shares granted to a Participant shall be subject to restriction on transfer so long as the Participant remains a Non-Employee Director and may not be sold, assigned, transferred, pledged or otherwise encumbered while the Participant is a Non-Employee Director.

   c) Forfeitability - Except as set forth in the next paragraph, in the event the Participant ceases to be a Non-Employee Director of the Corporation all shares of Common Stock granted to him under the Plan shall be forfeited and all rights of the Participant to such shares shall terminate without further obligation on the part of the Corporation; provided however, if such cessation is on account of death or medical or health reasons which render

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      the Participant unable to perform the duties and responsibilities owed to the Corporation in his capacity as a director, the possibility of forfeiture shall lapse in its entirety and all such shares shall be vested in him.

   d) Vesting - Shares granted as the initial award of 2,000 Covance common shares shall be subject to the possibility of forfeiture until the date on which the Participant terminates service as a Non-Employee Director with the affirmative consent of a majority of the members of the Board of Directors, which consent (i) shall be given upon such termination of service following the Participant's having reached age 72 and (ii) may be given following the Participant's having completed six years (cliff vesting) of service as a Non-Employee Director (including service as such prior to the date of initial grant) and having terminated service for reasons or under circumstances approved by a majority of the Compensation Committee. If a Participant terminates service as a Non-Employee Director prior to meeting the requirements set forth in the preceding sentence, the Board of Directors may, in its sole discretion, remove the restrictions on transfer and the possibility of forfeiture from such number of shares held by the Participant under the Plan as it determines is equitable; provided, however, such number shall not exceed an amount based upon the ratio that the number of years of service as a Non-Employee Director at the time of termination (including service prior to the date of initial grant) bears to six years (cliff vesting) service as a director.

   e) Certificates - Each certificate representing the shares of Common Stock awarded hereunder may be stamped or otherwise imprinted on the face thereof with a legend in substantially the following form: "The shares represented by this certificate have not been registered under the Securities Act of 1933. This certificate and the shares represented hereby are subject to the possibility of forfeiture under, and may be sold, transferred, or otherwise disposed of only in accordance with, the terms of the Restricted Stock Plan for Non-Employee Directors of Covance Inc., a copy of which Plan is on file in the office of the Secretary of Covance, Princeton, New Jersey.

   f) Possession - Each certificate issued with respect to the shares of Common Stock granted pursuant to the Plan shall be registered in the name of the Participant but shall be held by the Corporation for safekeeping until

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      possibility of forfeiture and the restriction on transfer of the shares lapse pursuant to the terms of the Plan. After the possibility of forfeiture and the transfer restrictions applicable to shares registered in the name of a Participant shall have lapsed, the Corporation shall deliver to the Participant or to the Participant's beneficiary or estate one or more certificates representing the number of shares then vested in the Participant and free of restrictions.

7. Amendment of the Plan
   ---------------------

   The Board of Directors may from time to time alter, amend, suspend, or discontinue the Plan, except that no alteration or amendment (i) to the provisions of Section 6 hereof shall be made more often than once in any six-month period and (ii) shall, without the approval of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon, provide for the grant of Common Stock from shares authorized and unissued.

8. Miscellaneous
   -------------

   a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any director for re-election by the Corporation's stockholders.

   b) The Corporation shall have the right to require, prior to delivery of any shares granted hereunder, payment by the Participant of cash or shares of Common Stock of the Corporation to cover such taxes as are required by law with respect to the issuance or delivery of such shares.

9. Effective Date and Term of Plan
   -------------------------------

   The Plan shall become effective on 3 December 1996 when approved by the vote of the Board of Directors of the Corporation and shall continue until terminated by such Board.

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